Exhibit 10.37
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET
1. Basic Provisions (“Basic Provisions”)
     1.1 Parties: This Lease (“Lease”), dated for reference purposes only January 16, 2008, is made by and between DS-VARIEL AVENUE, LLC, a California limited liability company (“Lessor”), and OPTICAL COMMUNICATION PRODUCTS, INC., a Delaware corporation (“Lessee”) (collectively the “Parties” and each, individually a “Party”).
     1.2 Premises: That certain real property, including all improvements thereon (including, but not limited to that certain approximately 148,671 square foot industrial building (the “Building”) and all parking areas located thereon), commonly known as 6101 Variel Avenue located in the City of Los Angeles, State of California, as more particularly described on Exhibit “A”, attached hereto, (the “Premises”). (See also Section 2)
     1.3 Term: Subject to Section 3.2. eighteen (18) months (the “Term”) commencing on the Closing Date (the “Commencement Date”) and ending on the day that is eighteen (18) months after the Closing Date. (“Expiration Date”). (See also Section 3)
     1.4 Base Rent: $100,000.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing on the Commencement Date and continuing on the first (1st) day of each month thereafter through the Term of the Lease (See also Section 4)
     1.5 Agreed Use: General office use and manufacturing and warehousing of products related to Lessee’s business and any other reasonably incidental use permitted by law. (See also Section 6)
     1.6 Insuring Party. Lessor is the “Insuring Party” unless otherwise stated herein. (See also Section 8)
     1.7 Real Estate Brokers: (See also Section 15)
          (a) Representation: The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
               (i) Lessor’s Broker: David Leit of Cresa Partners, representing Lessor exclusively.
               (ii) Lessees’ Broker: Carlo Brignardello and Allen Trowbridge of Cresa Partners, representing Lessee exclusively.
          (b) Payment of Broker’s Fees
               (i) Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Lessor’s Broker the fee, if any) agreed to in their separate written agreement.
               (ii) Upon execution and delivery of this Lease by both Parties, Lessee shall pay to die Lessee’s Broker the fee, if any) agreed to in their separate written agreement.
     1.8 Lessee’s Address: At the Premises, Attention: David Penner, Controller. A copy of all notices shall be sent to: Oplink Communications, Inc., 46335 Landing Parkway, Fremont, CA 94538, Attention: Thomas P. Keegan, General Counsel and Vice President, Business Development.
     1.9 Lessor’s Address: 8383 Wilshire Boulevard, Suite 1000, Beverly Hills, CA 90211, Attention David Schwartzman.

     1.10 Closing Date: The date on which the transactions contemplated under the Purchase and Sale Agreement shall close.
     1.11 Purchase and Sale Agreement: That certain Agreement of Purchase and Sale and Joint Escrow Instructions dated on or about the date hereof between Lessee, as seller, and DS Ventures, LLC, predecessor-in-interest to Lessor, as buyer (as amended from time to time, the “Purchase and Sale Agreement”).
     1.12 Exhibits. Exhibits “A” and “B” attached hereto constitute a part of this Lease.
2. Premises.
     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.
     2.2 Condition. Lessee acknowledges that Lessee has been and is currently in possession of the Premises and, subject to Lessor’s obligations under this Lease, hereby accepts the Premises in its existing, “as is” condition,
     2.3 Acknowledgements. Lessee acknowledges that: (a) it is and has been in possession of the Premises, (b) Lessee has made such investigation as it deems necessary with respect to the condition of the Premises and their suitability for Lessee’s intended use, and (c) neither Lessor, nor any of its agents, have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. Each of the Parties acknowledges and agrees that nothing in the Lease (including, but not limited to, in Section 4.2) is intended to or shall expand or limit (i) the rights and potential liabilities of Lessee as the “Seller” under the Purchase and Sale Agreement or (ii) the rights and potential liabilities of Lessor as the “Buyer” under the Purchase and Sale Agreement. For the avoidance of doubt, the Parties further acknowledge and agree that, pursuant to Section 23 of the Purchase and Sale Agreement, Lessor, as the “Buyer” thereunder, is purchasing the Property (as defined in the Purchase and Sale Agreement) in its “As-Is” condition as of the Closing Date, and that nothing in the Lease (including, but not limited to in Section 6.3, Section 7.1 or Section 7.4) is intended to or shall in any way alter the “As-Is” nature on which Lessee is purchasing the Property or impose upon the Lessee any obligation to make any modifications to any portion of the Property to correct or improve (for any reason) any condition present in, on, under or about the Property or the condition or any portion of the Property as of the Closing Date.
     2.4 Recapture.
          (a) Lessor shall have the right, exercisable by delivery of not less man 60 days written notice to Lessee (the “Recapture Notice”), to recapture all or any portion of the portion of the Premises described on Exhibit “D” attached hereto (the “Non-Office Premises”) effective as of the date (the “Recapture Date”) set forth therefor in the Recapture Notice, which Recapture Date shall not occur before March 1, 2008.
          (b) If Lessor elects to so recapture the Non-Office Premises, all references to the Premises herein shall be deemed amended so as to not refer to any portion of the Non-Office Premises recaptured by Lessor. Lessor’s recapture of all or any portion of the Non-Office Premises shall not affect the amount of Rent or Lessee’s other obligations to pay Base Rent to Lessor hereunder; but Lessee’s Percentage Share (defined below) shall be adjusted to an amount equal to a fraction having as its numerator, the number of square feet of Rentable Area contained in the Premises following such recapture, and having as its denominator, the number of square feet of rentable area contained in the Building. Fifty percent (50%) of any Base Rent received by Lessor (or that would have been received but for any abatement of base rent or other rent concessions granted in connection with the applicable lease) from re-letting the Non-Office Premises to a third-party, less the amortized portion of Lessor’s reasonable out of pocket costs and expenses plus the cost of any any abatement of base rent or other rent concessions that are incurred in connection with such re-letting and that are allocable to the Term of this Lease, shall be delivered to Lessee, but only for the period of time during the Term hereof.
3. Term.

     3.1 Term; Condition Precedent. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Section 1.3. Notwithstanding anything to the contrary in this Lease, the closing of all of the transactions contemplated under the Purchase and Sale Agreement shall be a condition precedent to the effectiveness of this Lease, and any and all time periods will be adjusted accordingly (based on the date that the Closing Date actually occurs).
     3.2 Early Termination. Lessee shall have the right, exercisable by delivery of not less than 90 days written notice to Lessor (the “Termination Notice”), to terminate this Lease effective as of the date (the “Termination Date”) set forth therefor in the Termination Notice, which Termination Date shall not occur before the six (6) month anniversary of the Commencement Date. In the event that Lessee shall elect to terminate this Lease under this Section 2.3, effective as of the Termination Date, neither Lessor not Lessee shall have any further rights or obligations under this Lease (other than any rights or obligations that by their express terms survive the expiration or earlier termination of this Lease).
4. Rent.
     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).
     4.2 Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Percentage Share (defined below) of all Operating Expenses, as hereinafter defined attributable to each calendar year during which any portion of the term of this Lease occurs, in accordance with the following provisions:
          (a) “Operating Expenses” means, subject to Section 4.2(b), below, and taking into consideration the limited obligations of Lessor under this Lease, all costs incurred by Lessor relating to the ownership and operation of the Property, including, but not limited to, the following: (i) the cost of any utilities not separately metered to the Premises, (ii) trash disposal, pest control services, and the costs of any environmental inspections, (iii) Real Property Taxes (as defined in Section 10), (iv) the cost of the premiums for the insurance required under this Lease to be maintained by Lessor hereunder with respect to the Property, (v) any costs incurred by Lessor under Section 7.2 hereinbelow, and (vi) any and all costs and/or expenses including in Operating Expenses in any provision contained in this Lease.
          (b) Notwithstanding anything to the contrary in this Lease, Operating Expenses shall not include: (i) amounts paid or payable for insurance deductibles or for premiums for any insurance that is in addition to the insurance Lessor is required to carry under this Lease; (ii) except for Permitted Capital Costs (defined below), any and all amounts paid or payable for items which constitute a capital item, addition, repair or improvement under generally accepted accounting principles (“Capital Items”); (iii) any and all costs and expenses for leasing space to new tenants and/or in connection with any financing or sale of the Premises; (iv) any and all costs and expenses borne directly by Lessee under this Lease; (v) any and all costs for ground rent, if any; (vi) any and all costs for interest or amortization; (vii) any costs and expenses for any items excluded from the definition of Real Property Taxes; (viii) any and all costs and/or expenses incurred by Lessor for which Lessor is entitled to reimbursement; (ix) any and all costs and expenses relating to bad debts or similar losses or for penalties unless incurred as a result of any act, omission or breach of this Lease of Lessee; (x) any and all costs and/or expenses associated with the operation of the business of the partnership or entity which constitutes the Lessor (or of which Lessor is a direct or indirect subsidiary, parent or affiliate), including, without limitation, for general corporate overhead and general and administrative expenses; (xi) any and all costs and expenses relating to administration or management of the Premises and any and all wages, benefits or related expenses of any employee who does not devote substantially all of his or her employed time to the operation or maintenance of the Premises unless such wages, benefits and expenses are reasonably and equitably prorated; (xii) any management or administrative fees; (xiii) any and all payments paid to Lessor (or any member, manager, partner or other constituents thereof) or to subsidiaries or affiliates thereof, for goods or services (including utility services) to the extent (and only to the extent) the same exceed the cost of such goods or services if rendered on a competitive basis by unaffiliated third parties; (xiv) any and all cost and expenses for rentals and other related expenses incurred in leasing any Capital Items; (xv) any and all costs and/or expenses incurred as a result of, and to the extent caused by, the active negligence or willful misconduct of Lessor or any of its affiliates; (xvi) any and all costs and expenses relating to the presence and/or investigation, remediation, removal or abatement of Hazardous Substances in, on under or about the Premises; (xvii) any and all costs and/or expenses relating to any charitable or political contributions, for advertising, for fees, dues, contributions or similar expenses for industry associations or similar organizations, or for entertainment and travel for Lessor, its affiliates or any management agent of Lessor and their respective employees, agents, partners and affiliates; (xviii) any and all cost and expenses for reserves of any kind; (xix) any and all costs and/or expenses related to any program or plan for waste, traffic, hazardous waste, environmental or handicapped access management, mitigation, enhancement; (xx) any and all costs and/or expenses arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to the business of Lessor or the ownership or title to the Premises or any portion thereof or to disputes between Lessor and its partners and/or affiliates, between Lessor and its employees, between Lessor and any other owner or interest holder in the Premises, between Lessor or any adjacent landowner, between constituent partners of Lessor, and/or between Lessor and Premises management or their respective employees; (xxi) any and all any costs and expenses of any utility services for which Lessee directly contracts with the local public service or utility company or other provider (including, but not limited to, pursuant to Section 11, below); and (xxii) any and all costs and/or expenses excluded from Operating Expenses in any provision contained in this Lease. “Permitted Capital Costs” means costs incurred by Landlord for Capital Items (in an aggregate amount not to exceed $100,000.00) in connection with its performance of its obligations under Sections 6.3 or 7.2, below, provided, however, that the cost of any such items that may be included in Operating Expenses shall be amortized over the useful life of such items (as determined under generally accepted accounting principles consistently applied) using an annual rate of interest equal to the Prime Rate (defined below) plus two percent (2%).
          (c) Operating Expenses shall be payable by Lessee within 30 days after a reasonably detailed statement of actual Operating Expenses for any calendar month is presented to Lessee. At Lessor’s option, however, an amount may be estimated by Lessor from time to time, of annual Operating Expenses for any calendar year and the same shall be payable monthly, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 90 days after the expiration of each calendar year, a reasonably detailed statement showing the actual Operating Expenses incurred during the preceding calendar year on a line item by line item basis. If Lessee’s payments under this Section 4.2(c) during the preceding year exceed the amount of Operating Expenses as indicated on such statement, Lessor shall credit the amount of such over-payment against any amount for Operating Expenses next becoming due (or if the Term of this Lease shall have expired or terminated, shall promptly pay to Lessee in cash the amount of such over-payment). If Lessee’s payments under this Section 4.2(c) during the preceding year were less than Operating Expenses as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 30 days after delivery by Lessor to Lessee of the statement.
          (d) If Lessee disputes the year-end statement provided under Section 4.2(c), above, provided a Breach (defined below) does not then exist, Lessee may, by written notice to Lessor within twelve (12) months after receipt of Lessor’s statement for a particular calendar year, cause an audit of the Operating Expenses for such calendar year to be conducted by an auditor mutually selected by Tenant and Landlord at Lessee’s sole expense (except as provided below), to verify if such statement was accurate. Lessee agrees to keep the results of any audit hereunder confidential. Such audit shall be final and binding on Landlord and Tenant and (i) if such audit reveals an overpayment of Operating Expenses for the calendar year covered by such statement, Lessor shall credit the next monthly rent payment of Lessee, or if the Term has expired, and, in any event, with respect to any amount of the credit due Lessee in excess of the next monthly rent payment, Lessor shall refund the overpayment or such excess, as applicable, within thirty (30) days after determination of the amount due Lessee and (ii) if such audit reveals an underpayment of Operating Expenses for the calendar year covered by the most recent statement, then Lessee shall pay the same with its next monthly Base Rent payment, or if the Term has expired, within thirty (30) days after receipt of the audit results. Lessee agrees to pay the cost of any audit hereunder by Lessee; provided that if the audit reveals, with respect to any calendar year, that Lessor has billed Lessee for Operating Expenses more than four percent (4%) in excess of the Operating Expenses that Lessee should pay for such calendar year pursuant to the terms of the Lease, then Lessor shall pay the cost of such audit.
          (e) “Lessee’s Percentage Share” means, subject to Section 2.4, above, 100%.
     4.3 Payment.

          (a) Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted by this Lease or applicable law), on or before the day on which it is due. Rent for any period during the Term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month, and Rent payable under Section 4.2, above for any period during the Term hereof which is for less than one (1) full calendar year shall be prorated based upon the actual number of days of said year. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.
          (b) [Intentionally Omitted]
5. [Intentionally Omitted]
6. Use.
     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal uses related thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, or creates damage, waste or a nuisance.
     6.2 Hazardous Substances.
          (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease means any material or substance which is defined or becomes defined as a “hazardous substance”, “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws (defined below) or otherwise is a material or substance whose presence, use, manufacture, disposal, transportation or release, either by itself or in combination with other materials expected to be on the Premises, is hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful properties or effects. The term “Environmental Laws” means all now and hereafter existing Applicable Requirements regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Except as described in Exhibit “B”, attached hereto (the “Existing HazMat Activities”),Lessee shall not engage in or permit any activity in or on the Premises which constitutes a Reportable Use (defined below) of Hazardous Substances without the prior written consent of Lessor (which consent shall not be unreasonably withheld, conditioned or delayed) and timely compliance (at Lessee’s expense) with all Environmental Laws. “Reportable Use” means (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Environmental Laws requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Environmental Laws and is not a Reportable Use and does not expose the Premises or neighboring property to any meaningful risk of contamination. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements)
          (b) Duty to Inform Lessor. Lessee shall submit to Lessor, within ten (10) business days following its receipt of the same (or if prepared by Lessee, within ten (10) business days following its preparation of the same), a full and complete copy of any written communication, demand, complaint, pleading, threat, notice or inquiry received or communicated by Lessee from or delivered to any governmental agency, any adjacent landowner, or any other third party relating in any way to (a) the actual or alleged presence and/or release of any Hazardous Substances in, on, under, about or about the Premises or (b) any actual or alleged violation of any Environmental Law by Lessee relating to, or occurring in, under, on or about the Premises.

          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) in any manner that is not permitted by the Applicable Requirements, and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties (and to the extent required to allow Lessor to make full economic use of the Premises under its then existing zoning), that was caused by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee.
          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold the Lessor Indemnified Parties (defined below), harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises during the Term by or for Lessee. Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
          (e) Lessor Indemnification. Lessor shall indemnify, defend, reimburse and hold the Lessee Indemnified Parties (defined below), harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances becoming present in, on, under or about the Premises at any time after the Commencement date as a result of any act or negligent omission of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
          (f) Investigation and Remediation. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances in, on, under or about the Premises prior to the Commencement Date. Lessee shall reasonably cooperate in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
     6.3 Compliance with Applicable Requirements.
          (a) Lessor’s Obligations. Lessor shall comply with all laws, covenants or restrictions of record, building codes, regulations and ordinances (“Applicable Requirements”) relating to the Base Building (defined below), if and to the extent (i) each such compliance is not required as the result of the misconduct, breach, fault or negligence of Lessee and/or of any Lessee Party, and (ii) Section, 6.3(b), below, does not expressly require Lessee to comply with such Applicable Requirements relating to the Base Building. “Base Building” means (a) all of the structural portions of the Premises, including, without limitation, the foundation, floor/ceiling slabs, roof (including the roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts, stairs, and parking areas (the “Building Structure”) and (b) the primary electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, if any, and all other such elements in the Premises (the “Building Systems”). Lessor shall be permitted to include in Operating Expenses (defined below) any costs or expenses incurred by Lessor under this Section 6.3 (a) to the extent consistent with the terms of Section 4.2. above.
          (b) Lessee’s Obligations. Lessee shall not do anything in or about the Premises which will in any way conflict with any Applicable Requirements. Subject to Lessor’s obligations under this Lease, Lessee shall comply with all Applicable Requirements (i) applicable to the Premises and that relate to (A) Lessee’s specific use of the Premises, and/or (B) any Alterations or Utility Installations (as defined in Section 7.3(a)) made or to be made by Lessee; provided, however, that Lessee shall have no obligations under this Section 6.3(b) to cause any portion of the Base Building to comply with any Applicable Requirements unless such compliance obligations are triggered by Lessee’s specific use of the Premises or any Alterations or Utility Installations made or to be made by Lessee after the date hereof.

     6.4 Inspection; Compliance. Lessor and its consultants and mortgage lenders shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times upon not less that 2 business days notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease; provided, however, that Lessee shall have the right to cause a representative of Lessee to accompany Lessor or its consultants during any such entry into the Premises.
7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.
     7.1 Lessee’s Obligations. Subject to the provisions of Section 2.2 (Condition), 2.3 (Compliance), 6.3 (Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), and 9 (Damage or Destruction; Eminent Domain), Lessee shall, at Lessee’s sole expense, keep the Premises (including the exterior of the Premises), Utility Installations, and Alterations in good order, condition and repair. In addition, Lessee shall, during the Term and at its sole cost, purchase and keep in full force and effect (a) a heating, ventilation and air conditioning maintenance contract providing for regular and preventative maintenance and servicing of the existing fire protection systems HVAC system(s) in the Premises with a contractor specializing and experienced in the maintenance of HVAC systems in the Premises and (b) a service contract providing for regular servicing, inspection and maintenance of existing fire protection systems in the Premises. Notwithstanding anything to the contrary in this Lease, Lessee shall have no obligation under this Section 7.1 to incur any costs for any Capital Items or to paint or repaint any portion of the Building.
     7.2 Lessor’s Obligations. Subject to the provisions of Sections 2.2 (Condition), 7.1 (Lessee’s Obligations) and 9 (Damage or Destruction; Eminent Domain), Lessor shall operate and maintain in good order, condition and repair the Base Building. Lessor shall be permitted to include in Operating Expenses (defined below) any costs or expenses incurred by Lessor under this Section 7.2 to the extent consistent with the terms of Section 4.2. above.
     7.3 Utility Installations; Trade Fixtures; Alterations.
          (a) Definitions.
               (i) “Utility Installations” means all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.
               (ii) “Trade Fixtures” means Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.
               (iii) “Alterations” means any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.
               (iv) “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Section 7.4(a).
               (v) “Lessee Retained Utility Installations” means the Utility Installations described on Exhibit “C”, attached hereto.
          (b) Consent Required. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations and Alterations to the interior of the Premises without such consent but upon prior notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls and do not cost more than $50,000 in any one instance or $150,000 in the aggregate during the Term.
          (c) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with reasonably detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits,

(ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials by licensed contractors. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications (if any).
          (d) No Liens. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. Lessee shall not allow any mechanic’s or materialmen’s liens to be filed against the Premises, and if any such mechanic’s or materialmen’s lien is filed against the Premises, Lessee shall satisfy or otherwise discharge or bond over all liens within fifteen (15) business days after Lessor notifies Lessee in writing that any such lien has been filed. If Lessee fails to pay and remove or bond over such lien within such fifteen (15) business day period, Lessor, at its election, may pay and satisfy the same and in such event the sums so paid by Lessor shall be deemed to be Rent due and payable by Lessee within thirty (30) days following Lessor’s written demand together with reasonable supporting documentation.
     7.4 Ownership; Removal; Surrender.
          (a) All Alterations and Utility Installations (other than Lessee Retained Utility Installations) made by Lessee shall be the property of Lessee, but considered a part of the Premises. All Alterations and Utility Installations shall, at die expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises. On or before the date on which the Term of this Lease shall expire or shall be earlier terminated, Lessee shall remove, at its own expense, all office furniture, business and Trade Fixtures, Lessee Retained Utility Installations, equipment, furniture system and other personal property from time to time situated in the Premises (collectively, “Lessee’s Personal Property”). In the event that Lessee shall fail to remove any such items after the expiration or earlier termination of this Lease, and if such failure continues for five (5) business days after Lessor’s delivery of notice thereof to Lessee, Lessee shall be deemed to have abandoned the same, in which case Lessor may, at Lessee’s expense, remove such items and store the same at Lessee’s expense, or appropriate the same for itself, and/or sell or otherwise dispose of the same in its discretion, with no liability to Lessee
          (b) By delivery to Lessee of written notice from Lessor at the time it approves any Lessee Owned Alterations or Utility Installations, Lessor may require that such Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. In addition, Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor. Notwithstanding anything to the contrary in this Lease, Lessee shall not be obligated to remove or restore upon the expiration or termination of the Term of this Lease any Alterations or Utility Installations that are present in, on or about the Premises as of the Closing Date.
          (c) Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted; provided, however, that Lessee shall have no obligation under this Section 7.4(c) to cause the Premises (or any portion thereof or any improvements located therein) to be in any better condition than the same were as of the Closing Date.
8. Insurance; Indemnity.
     8.1 [Intentionally Omitted]
     8.2 Liability Insurance.
          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
          (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Section 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
     8.3 Property Insurance — Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground lessor, and to any Lender(s) insuring loss or damage to the Premises (including, in all cases, earthquake insurance and, if (and only if) required by any Lender, flood or terrorism insurance). The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Trade Fixtures, and all other Lessee’s Personal Property shall be insured by Lessee under Section 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (including earthquake, and if (and only if) required by any Lender, flood or terrorism), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall be commercially reasonable, subject to Lessor’s reasonable approval.
     8.4 Lessee’s Property Insurance. Lessee shall obtain and maintain insurance coverage on all of Lessee’s Personal Property and Trade Fixtures. Such insurance shall be full replacement cost coverage with a deductible of not to exceed a commercially reasonable amount.
     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Commencement Date, deliver to Lessor certificates evidencing the existence and amounts of the required insurance. Should any of the above described policies be cancelled before the expiration date of such policies, the insurer shall endeavor to mail thirty (30) days’ prior written notice of such cancellation to Lessor and to any additional insureds under such policies. Lessee shall, at least ten (10) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof. If either Party shall fail to procure and maintain the insurance required to be carried by it, and such failure shall continue for five (5) business days after notice thereof, the other Party may, but shall not be required to, procure and maintain the same at the expense of the Party that is required to maintain such insurance under this Lease, and if Lessor or Lessee so procures any insurance required to be procured and maintained by the other, Lessee or Lessor, as applicable, shall reimburse the other for the costs incurred in connection with procuring such insurance within thirty (30) days following demand therefor together with reasonable supporting documentation.
     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
     8.7 Indemnity.
          (a) Except for Lessor’s active negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its partners, members, advisors, mortgagees and ground lessors and each of their respective officers, managers, directors, employees, contractors, agents, successors and assigns (collectively, the “Lessor Indemnified Parties”), from and against any and all claims, actions, suits, proceedings, losses, damages, obligations, liabilities, penalties, fines, costs and expenses (including but not limited to reasonable attorneys’ fees and legal costs) (collectively, “Claims”) arising out of, involving, or in connection with, (i) the use and/or occupancy of the Premises by Lessee (in each instance, to the extent covered by Lessee’s insurance policies carried pursuant to the provisions of Section 8.2(a), above) or (ii) any negligent acts or omissions or willful misconduct of Lessee or any of its agents or employees. If any action or proceeding is brought against any Lessor Indemnified Parties by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to such Lessor Indemnified Parties and such Lessor Indemnified Parties shall cooperate with Lessee in such defense. Such Lessor Indemnified Parties need not have first paid any such claim in order to be defended or indemnified.
          (b) Except for Lessee’s negligence or willful misconduct, Lessor shall indemnify, protect, defend and hold harmless Lessee and its partners, members and advisors, and each of their respective officers, managers, directors, employees, contractors, agents, successors and assigns (collectively, the “Lessee Indemnified Parties”), from and against any and all Claims arising out of, involving, or in connection with, (i) any acts or negligent omissions of Lessor or its agents or employees (in each instance, to the extent covered by Lessor’s insurance policies carried pursuant to the provisions of Section 8.2(b), above) or (ii) the active negligence or willful misconduct of Lessor or any of its agents or employees. If any action or proceeding is brought against any Lessee Indemnified Parties by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor’s expense by counsel reasonably satisfactory to such Lessee Indemnified Parties and such Lessee Indemnified Parties shall cooperate with Lessor in such defense. Such Lessee Indemnified Parties need not have first paid any such claim in order to be defended or indemnified.
     8.8 Exemption of Lessor from Liability. Except for Lessor’s active negligence or willful misconduct, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places.
     8.9 Waiver of Consequential Damages. Notwithstanding any provision to the contrary contained in this Lease, at no time and under no circumstances shall either Lessor or Lessee be responsible or liable to the other for any lost profits, lost economic opportunities or any other form of consequential or punitive damages (collectively, “Consequential Damages”) as the result of any actual or alleged breach by either Lessor or Lessee of its obligations under this Lease; provided, however, that notwithstanding the above, this Section 8.9 shall not limit or otherwise affect either party’s liability with respect to claims of fraud, willful misconduct, or bad faith.
9. Damage or Destruction; Eminent Domain.
     9.1 Casualty.
          (a) If at any time during the Term of this Lease, the entire Premises shall be destroyed by fire or other casualty (a “Casualty”), this Lease shall automatically terminate. In addition, if (i) at any time during the Term of this Lease, a Material Portion of the Premises shall be damaged or destroyed by any Casualty, then Lessor and Lessee shall each have the right to elect to terminate this Lease by delivery of written notice thereof to the other within ninety (90) days after the occurrence of such Casualty or (ii) any portion of the Premises is damaged or destroyed in a material manner as a result of any Casualty that is not an Insured Loss (defined below), then Lessor shall have the right to elect to terminate this Lease by delivery of written notice thereof to Lessee within ninety (90) days after the occurrence of such Casualty. In addition, if Lessor does not commence the repair of such damage within thirty (30) days after the damage occurs or does not complete the repair of such damage within one hundred eighty (180) days after the damage occurs, then Lessee may elect to terminate this Lease upon written notice to Lessor. In the event that this Lease is terminated as permitted in this Section 9, Lessor shall refund to Lessee any prepaid Rent less any sum then owed to Lessor by Lessee and such termination shall be effective upon delivery of such notice of termination (or if Tenant has not vacated the Premises, effective on the date that is sixty (60) days after the date of its receipt of such notice). “Material Portion” means (A) a portion of the Premises which cannot reasonably be repaired (as reasonably determined by a qualified general contractor ) in six (6) months or less from the date of the damage or destruction or (B) a portion of the Premises, the loss of which materially interferes with Lessee’s use of the Premises for the conduct of its business, which cannot reasonably be repaired (as reasonably determined by a qualified general contractor) in one (1) month or less from the date of the damage or destruction (provided, however, that Lessor shall have no right under this Section 9.1(a) to elect to terminate this Lease except where a Material Portion (as defined under clause (A) above (and not only under clause (B), above) is damaged).
          (b) If this Lease is not terminated pursuant to Section 9.1(a), above (or Section 9.1(c), below), and such Casualty is an Insured Loss (as defined below), then (i) Lessor shall, promptly following the occurrence of the applicable Casualty repair and restore (the “Restoration”) the damage to the Premises resulting from such Casualty and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as existed immediately before such Casualty (provided, however, that Lessor shall not be required to repair or replace any Trade Fixtures or any of Lessee’s Personal Property) as soon as reasonably possible after such Casualty and (ii) in the event that and to the extent that, Lessee is prevented from using and does not use the Premises or any portion thereof as a result of a Casualty (because such Casualty damages the Premises required and essential for access to the Premises and as a result thereof, renders any material portion of the Premises that, but for the occurrence of the Casualty, Lessee would have used, unfit for occupancy), Lessee’s Rent (including Base Rent, Additional Rent, Parking Fees and Parking Taxes) shall be abated or reduced, as the case may be (in the proportion that the Rentable Area of the portion of the Premises that Lessee is prevented from using, would have used and does not use, bears to the total Rentable Area of the Premises), during the period required for Lessor to complete such Restoration. “Insured Loss” means damage or destruction of the Premises (excluding Trade Fixtures and all other Lessee’s Personal Property) that is caused by an event required to be covered by the insurance required to be carried by the Insuring Party, irrespective of any deductible amounts or coverage limits involved.
          (c) Notwithstanding anything to the contrary in this Section 9.1, if any Casualty occurs at any time after the first (1st) anniversary of the Commencement Date, Lessor shall have the right (whether or not such Casualty was an Insured Loss) to elect not to perform the Restoration by delivering to Lessee written notice (the “Non-Restoration Notice”) that Lessor is electing not to perform such Restoration within thirty (30) days after the occurrence of such Casualty. If Lessor delivers a Non-Restoration Notice, Lessee shall have the right, exercisable at any time thereafter by delivery of written notice to Lessor, to elect to terminate this Lease, and if Lessee so elects to terminate this Lease under this Section 9.1(c), then unless such Casualty was caused by the willful misconduct of Lessee, Lessor shall promptly pay to Lessee an amount equal to the Additional Rent previously paid by Lessee under Section 4.2, above, that is allocable to premiums paid for the insurance carried by Lessor pursuant to Section 8.3, above for a period of time equal to the portion of the Term remaining at the time that the applicable Casualty occurred (such that, by way of example only, if the Lease were terminated under this Section 9.1(c) as a result of a Casualty that occurred on the last day of the fifteenth (15th) month of the Term, Lessor would be required to promptly pay to Lessee an amount equal to the Additional Rent previously paid by Lessee under Section 4.2, above, that is allocable to premiums paid for the insurance carried by Lessor pursuant to Section 8.3, above for a period of three (3) months).
     9.2 Eminent Domain. If the Premises or any material portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than five percent (5%) of any building portion of the Premises, or more than ten percent (10%) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within sixty (60) days after Lessor shall have given Lessee written notice of such Condemnation (or in the absence of such notice, within sixty (60) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Personal Property, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation
     9.3 Lessor and Lessee agree that the provisions of this Section 9 shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Lessee Space, the Building or the Property, and/or any Condemnation thereof, and each Lessor and Lessee hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect, including, without limitation, (i) the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, as amended from time to time, and the provisions of any successor or other law of like import and (ii) the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure, as amended from time to time, and the provisions of any successor or other law of like import.
10. Real Property Taxes.
     10.1 Definition of “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises and/or Lessor’s right to other income therefrom by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises. Notwithstanding the foregoing, the following shall be excluded from Real Property Taxes, (a) any assessments incurred by Lessor on a voluntary basis, (b) all income taxes (including both state and federal income taxes), capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Lessor’s gross income or profits.
     10.2 Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Premises, and except as otherwise provided in Section 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Section 4.2.
     10.3 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Trade Fixtures and Lessee’s Personal Property. If any Trade Fixtures or Lessee’s Personal Property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within thirty (30) days after receipt of a written statement.
11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.
12. Assignment and Subletting.
     12.1 Lessor’s Consent Required; Permitted Transfers.

          (a) Subject to Section 12.1(b), below, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.
          (b) Notwithstanding anything to the contrary set forth in this Lease, this Lease may be assigned or all or any portion of the Premises may be sublet or otherwise transferred, in fact or by operation of law, by Lessee to (i) any Affiliate (defined below) of Lessee or (ii) to any Successor (defined below) of Lessee without the consent of Lessor (i.e., such Transfers shall be exempt from such Lessor consent requirements) and without being subject to any of the provisions of this Section 12 other than this Section 12.1(b); provided, however, that Lessor may not make any such assignment or sublease to an Affiliate or Successor at a rental rate that exceeds the rental rate to be paid by Lessee hereunder. An “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by or is under common control with, such designated person or entity, A “Successor” means any person or entity which acquires in a single transaction or in a series of related transactions (by merger, consolidation, transfer of assets or otherwise) this Lease and all or substantially all of the other property and assets of Lessee, and assumes by written instrument all of Lessee’s liabilities hereunder. “Control,” as used in this Section 12.1(b), means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.
     12.2 Terms and Conditions Applicable to Assignment and Subletting.
          (a) Regardless of Lessor’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee. Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment, nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach. Lessor’s consent to any assignment or subletting shall not constitute its consent to any subsequent assignment or subletting.
          (b) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested and shall further pay Lessor’s costs (not to exceed $1,500.00), including reasonable attorneys’ fees, incurred in considering and processing such request for consent.
          (c) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
     12.3 Additional Terms and Conditions Applicable to Subletting.
          (a) If Lessee requests Lessor’s consent to a sublet of the Premises, or any portion thereof, for a term consisting of substantially all of the then remaining portion of the Term, Lessor may recapture the portion of the Premises Lessee desires to sublet. If Landlord exercises it option to recapture as provided herein, Landlord may, if it so elects, enter into a new lease for the Premises or any portion thereof with the proposed sublessee or other third party on such terms as Landlord and the proposed sublessee or other third party may agree and the terms of Section 2.4(b), above shall apply (as if such recaptured space were Non-Office Premises Space recaptured by Lessor pursuant to Section 2.4(a), above).
          (b) If Lessee requests Lessor’s consent to a sublet of the Premises, or any portion thereof, for a term consisting of less than substantially all of the then remaining portion of the Term, and Lessor consents thereto, then Lessee shall pay to Lessor as Additional Rent, an amount equal to fifty percent (50%) of any sublet rent received by Lessee in excess of the Base Rent hereunder (after recovery by Lessee of all of its reasonable out of pocket costs and expenses incurred in connection with such subletting).
13. Default; Breach; Remedies.
     13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
          (a) The failure of Lessee to make any payment of Rent required to be made by Lessee hereunder when due where such failure continues for a period of five (5) business days following written notice to Lessee.
          (b) The failure by Lessee to execute and deliver any statement or document required to be executed and delivered by Lessee pursuant to Section 16 or Section 30 within the time periods specified therefor, where such failure continues for ten (10) business days after delivery of written notice of such failure by Lessor to Lessee, which notice shall reference this Section 13.1(b) and state that a Breach will be deemed to occur if Lessee shall continue to fail to execute and deliver such statement or document.
          (c) A Default by Lessee, other than those described in Sections 13.1(a), 13.1(b), 13.1(d) or 13.1(e), if such Default continues for thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such Default is such that it cannot reasonably be cured within a thirty (30) day period, no Breach by Lessee shall exist if Lessee commences the curing of such Default within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.
          (d) The abandonment of the Premises.
          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
     13.2 Remedies.
          (a) If Lessee fails to perform any of its affirmative duties or obligations, within the notice and cure period described in Section 13.1, above, (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, and the reasonable out of pocket costs and expenses of any such performance by Lessor shall be due and payable by Lessee within 30 days following receipt of a reasonably detailed invoice therefor, with interest thereon from the date incurred at a rate of interest equal to the Default Rate (defined below).
          (b) In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor, and Lessor shall be entitled to recover from Lessee:
               (i) the unpaid Rent which had been earned at the time of termination;

               (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;
               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and
               (iv) Subject to Section 13.6, any other amount reasonably necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
          The worth at the time of award of the amount referred to (A) in provision (iii) above shall be computed by discounting such amount at the Default Rate and (B) in provision (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located (the “Reference Rate”) at the time of award plus one percent (1%).
          (c) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.
          (d) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.
     13.3 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) business days after such amount shall be due (a “Late Payment Delinquency”), then Lessee shall pay to Lessor a one-time late charge equal to six percent (6%) of each such overdue amount; provided, however that, notwithstanding the foregoing, Lessor shall waive the imposition of any late charge on account of the occurrence of a Late Payment Delinquency if (a) the Late Payment Delinquency is cured within five (5) business days Lessee’s receipt of written notice thereof and (b) there has not occurred more than one (1) Late Payment Delinquency during the Term. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.
     13.4 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, within five (5) business days after such amount shall be due (such that a Late Payment Delinquency shall exist), shall bear interest from the date when due, at an annual rate of interest (the “Default Rate”) equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due (the “Prime Rate”) plus seven percent (7%), but shall not exceed the maximum rate allowed by law; provided, however, that Lessor shall waive the imposition of interest on any past due amounts on account of the occurrence of a Late Payment Delinquency if (a) the Late Payment Delinquency is cured within five (5) business days Lessee’s receipt of written notice thereof and (b) there has not occurred more than one (1) Late Payment Delinquency during the Term. Interest is payable in addition to the potential late charge provided for in Section 13.3.
     13.5 Breach by Lessor.
          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Section

13.5(a). a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.
          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the reasonable expenses incurred by Lessee in curing such breach. Lessee shall document the cost of said cure and supply said documentation to Lessor.
          (c) Limits on Lessor’s Obligations Under Sections 6.3 and 7.2. Notwithstanding anything to the contrary in this Lease, Lessor shall have no obligation under Section 6.3 and/or Section 7.2 to incur (a) any costs for Capital Items in excess of $100,000 (in the aggregate) or (b) any costs for Capital Items to the extent the need therefore arises at any time after the first anniversary of the Commencement Date; provided, however, that if, but for the operation of the limitations set forth in this Section 13.5(c), Lessor would be obligated to perform any obligations under Section 6.3 or Section 7.2 that would require it to incur any costs for Capital Items and Lessor elects not to perform such obligations, Lessor shall deliver written notice that it does not intend to perform such obligations, and Lessee shall thereafter have the right to terminate this Lease upon delivery of not less than thirty (30) days written notice to Lessor.
     13.6 Waiver of Consequential Damages. Notwithstanding any provision to the contrary contained in this Lease, at no time and under no circumstances shall either Lessor or Lessee be responsible or liable to the other for any lost profits, lost economic opportunities or any other form of consequential or punitive damages (collectively, “Consequential Damages”) as the result of any actual or alleged breach by either Lessor or Lessee of its obligations under this Lease; provided, however, that notwithstanding the above, this Section 13.6 shall not limit or otherwise affect either party’s liability with respect to claims of fraud, willful misconduct, or bad faith.
14. [Intentionally Omitted]
15. Brokers’ Fee. Lessor and Lessee each represent and warrant to each other that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease other than the brokers described in Section 1.7(a)(i) and 1.7(a)(ii), above, and shall indemnify and hold harmless each other against any loss, cost, liability or expense incurred by the other party as a result of any claim asserted by any such broker, finder or other person (i.e., other than Lessor’s Broker) on the basis of any arrangements or agreements made or alleged to have been made in variance with this representation.
16. Estoppel Certificates. Each Party (as “Responding Party”) shall within ten (10) business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a commercially reasonable statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
17. Definition of Lessor. The term “Lessor” as used herein means the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.
18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease means and refers to calendar days.

20. Limitation on Liability. Subject to the provisions of Section 17, above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises.
23. Notices. All notices and communications to any party hereunder shall be in writing and shall be deemed properly given if delivered personally, sent by registered or certified mail, postage prepaid, or by a reputable overnight commercial messenger providing proof of delivery, to Lessor’s address for notice or Lessee’s address for Notice, as applicable, as set forth herein. Any notice so given shall be deemed to have been given as of the date of (a) personal delivery (whether accepted or refused), (b) delivery (whether accepted or refused) established by U.S. Post Office return receipt, or (c) the overnight carrier’s proof of delivery as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.
24. Waivers. No waiver by Lessor or Lessee of the Default or Breach of any term, covenant or condition hereof by Lessee or Lessor, as applicable, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee or Lessor, as applicable, of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee (except with respect to the payment of the Rent so accepted, provided that such accepted Rent fully cures the Default or Breach by Lessee with respect to such payment). Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
25. [Intentionally Omitted]
26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the FMV (as defined below) for the Premises. “FMV” means the then fair market value, on a per square foot of rentable area basis, for comparable premises in comparable properties located in the same sub-market as the Building, multiplied by the number of square feet of rentable area contained in the Premises. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28. Construction of Agreement. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located (without regard to its conflicts of laws rules or principles). Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30. Subordination; Attornment; Non-Disturbance.
     30.1 Subordination; Attornment. Subject to Section 30.2, below, this Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Any holders of any such Security Devices (each, a “Lender”) may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof. Subject to Section 30.2, below, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device.
     30.2 Non-Disturbance. Notwithstanding anything to the contrary in this Lease, Lessee’s agreement in Section 30.1, above to, (a) subordinate its interest hereunder and (b) to attorn to and recognize as the landlord hereunder any Lender is expressly conditioned upon the delivery by such Lender of a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) in favor of Lessee, which Non-Disturbance Agreement shall provide that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises and shall also provide that in such case, such Lender shall agree to perform Lessor’s obligations hereunder.
     30.3 Self-Executing. The agreements contained in this Section 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further commercially reasonable writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein
31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.
32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times and upon not less than two (2) business days notice, for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may place on the Premises at any time any ordinary “For Sale” signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary “For Lease” signs. Lessee may place on or about the Premises at any time any ordinary “For Sublease” sign. Lessee shall have the right to cause a representative of Lessee to accompany Lessor or Lessor’s agents during any such entrance upon the Premises.
33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.
35. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
36. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
37. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any commercially reasonable documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.
38. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay together with interest thereon at the Prime Rate plus two percent (2%).
39. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.
40. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
41. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
42. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
43. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.
[Signature Page Follows]

IN WITNESS WHEREOF, this Lease is hereby executed as of the Effective Date.

LESSEE: OPTICAL COMMUNICATION PRODUCTS, INC. a Delaware Corporation
By:	/s/ Frederic T. Buyer
Name Printed: Frederic T. Buyer
	Title:	Senior Vice President & CFO

By:	/s/ David A. Penner
Name Printed: David A. Penner
	Title:	Controller

LESSOR: DS-VARIEL AVENUE, LLC a California limited liability company
By:	/s/
Name Printed:
Title:

By:
Name Printed:
Title:

EXHIBIT A
LEGAL DESCRIPTION
LOTS 7 AND 8 OF TRACT NO. 30615, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 790 PAGES 98 AND 99 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXHIBIT B
EXISTING HAZMAT ACTIVITIES
The following materials are used, generated, possessed, stored and/or transported to and from the Premises:
1.	Fluorinet FC- 40

2.	Isopropyl Alcohol

3.	Acetone

4.	Tech Spray G-3 flux remover

5.	Chemtronic electro — wash

6.	Rosin 1544 solder flux

7.	Mechanical vacuum pump fluid

8.	Branson EC

9.	Formula 815 G-D.

10.	Helium (compressed gas cylinders stored on site)

11.	Argon (compressed gas cylinders stored on site)

EXHIBIT C
LESSEE RETAINED UTILITY INSTALLATIONS
1.	Liquid Nitrogen System.

2.	Three Compressed Air Systems located on the Premises

EXHIBIT D
NON-OFFICE SPACE
[attached]